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Exhibit 10.10

                          Astoria Financial Corporation

                    Death Benefit Plan for Outside Directors

                     Adopted effective as of January 1, 1995



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    Article I

                                   Definitions
Section 1.1    Administrator.............................................     1
Section 1.2    Association...............................................     1
Section 1.3    Board.....................................................     1
Section 1.4    Director..................................................     1
Section 1.5    Fees......................................................     1
Section 1.6    Holding Company...........................................     1
Section 1.7    Participant...............................................     1
Section 1.8    Participating Company.....................................     1
Section 1.9    Plan......................................................     1

                                   Article II

                                  Participation

Section 2.1    Participation.............................................     1

                                   Article III

                                     Vesting

Section 3.1    Vesting...................................................     2

                                   Article IV

                                     Benefit

Section 4.1    Benefit...................................................     2

                                    Article V

                                  Beneficiaries

Section 5.1    Distributions to Beneficiaries............................     2
Section 5.2    Beneficiary Designations..................................     3

                                   Article VI

                            Miscellaneous Provisions

Section 6.1    Construction and Language.................................     4



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
Section 6.2    Headings..................................................     4
Section 6.3    Funding ..................................................     4
Section 6.4    Non-Alienation of Benefits................................     4
Section 6.5    Indemnification...........................................     4
Section 6.6    Severability..............................................     4
Section 6.7    Waiver....................................................     4
Section 6.8    Governing Law.............................................     5
Section 6.9    Taxes.....................................................     5
Section 6.10   No Deposit Account........................................     5



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                          Astoria Financial Corporation

                    Death Benefit Plan for Outside Directors

                                    Article I

                                   Definitions

          The following definitions shall apply for the purposes of this Plan unless a different meaning is clearly indicated by the context:

          Section 1.1 Administrator means the Compensation Committee of the
Board.

          Section 1.2 Association means Astoria Federal Savings and Loan Association.

          Section 1.3 Board means the Board of Directors of the Holding Company.

          Section 1.4 Director means any member of the Board of Directors of any Participating Company who is not an employee of any Participating Company.

          Section 1.5 Fees means, with respect to any Director, cash compensation payable for services as a member of the Board of Directors of a Participating Company, including annual retainers, fees for attendance at meetings, and special compensation as a chairman and/or a member of a committee of Directors.

          Section 1.6 Holding Company means Astoria Financial Corporation.

          Section 1.7 Participant means a Director.

          Section 1.8 Participating Company means the Holding Company, the Association, and any other company which, with the prior approval of the Administrator, may adopt this Plan.

          Section 1.9 Plan means this Astoria Financial Corporation Death Benefit Plan for Outside Directors. The Plan may be referred to as the "Death Benefit Plan".

                                   Article II

                                  Participation

          Section 2.1 Participation

          Each Director shall be a Participant in the Plan. Such participation shall commence either on the effective date of this Plan, which shall be January 1, 1995, or, if the Participant first becomes a Director after such effective date, on the date the Participant first assumes office as a Director. A Participant's participation in the Plan shall continue until the date the Participant shall,

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for reasons other than death, cease to be a Director. Upon a
Participant ceasing participation in the Plan, all rights to any benefits under the Plan shall cease and be forfeited.

                                   Article III

                                     Vesting

          Section 3.1 Vesting.

          Benefits payable pursuant to this Plan shall vest according to the following schedule:

No. of Years of Service Completed as a
Director of any Participating Company    Vesting Percentage
                  1                             33.33
                  2                             66.66
                  3                            100.00

          For purposes of the Plan, Years of Service shall be calculated from the earliest date of the Participant's assumption of office as a Director and shall be based upon the completion of service as a Director through the specified anniversary date of such initial assumption of office. Any service as a Director which predates the effective date of this Plan shall be included in such calculation.

                                   Article IV

                                     Benefit

          Section 4.1 Benefit.

          Upon the death of a Participant while in service as a Director, the designated beneficiary or beneficiaries of the Participant or, if the Participant has made no such designation, the estate of the Participant, shall receive a lump sum payment from the Holding Company equal the annualized rate of Fees which were being paid to the Participant immediately preceding the date of his or her death, taking into consideration all directorships at any Participating Companies which the Participant held at such time, multiplied times the applicable vesting percentage based upon the Years of Service of the Director as provided herein.

                                    Article V

                                  Beneficiaries

          Section 5.1 Distributions to Beneficiaries.


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          (a) In the event that a Participant dies while in service as a
Director, the benefit specified above shall be paid to such one or more beneficiaries and in such proportions as the Participant may designate on such form and in such manner as the Administrator may require. A beneficiary designation pursuant to this section 5.1 shall not be effective unless it is in writing and is received by the Administrator as provided below.

          (b) Payments to the Participant's beneficiary or beneficiaries pursuant to this section 5.1 shall be made in a single lump sum as soon as practicable after the Participant's death.

          Section 5.2 Beneficiary Designations.

          (a) The Administrator shall provide a copy of this Plan to each Director together with a form on which the Participant may notify the Administrator of his or her beneficiary designations, if any. The Participant may designate one or more primary beneficiaries. If more than one primary beneficiary is designated, the Director shall indicate the percentage of the benefits payable under the Plan which shall be payable to each beneficiary. In the absence of any designation of the percentage to be received, the benefits shall be paid to the beneficiaries on an equal pro rata basis. If the aggregate percentage designations by a Participant is less than 100% of the benefits to be paid, the beneficiaries shall receive their designated percentage of the benefits payable under the Plan and the excess shall be payable to the estate of the Participant. If the aggregate percentage designated by a Participant is more than 100% of the benefits to be paid, the beneficiaries shall receive their designated percentage of the benefits payable under the Plan reduced on a proportionate basis so that the aggregate designate percentage does not exceed 100%. If more than one primary beneficiary is designated, the Participant may designate whether, in the event that one of the primary beneficiaries predeceases the Participant, the portion of the benefits payable to the deceased beneficiary shall be paid to the surviving primary beneficiary. If (i) no primary beneficiary survives the Participant or (ii) at least one primary beneficiaries predeceases the Participant, in the absence of a right of survivorship designation among primary beneficiaries and only to the extent of the benefits that would have been payable to any primary beneficiary who predecease the Participant, than benefits payable under the Plan shall be paid according to the secondary beneficiary designation, if any, made by the Director in accordance with the provisions set forth herein applicable to primary beneficiaries.

          (b) If no beneficiary shall have been designated, if any such designation shall be ineffective, or in the event that no designated beneficiary survives the Participant, the benefits payable under this Plan shall be paid to the estate of the Participant in a lump sum as soon as practicable following his death. In the event that the Participant and one or more of his designated beneficiaries shall die under circumstances which cast doubt on which of them shall have been the first to die, the Participant shall be deemed to have survived the deceased beneficiary.

          (c) Beneficiary designations by a Participant may be made or amended by a Participant from time to time. Such designations shall only be effective upon the actual receipt o the designation by the Administrator and the execution of an acknowledgement of receipt by a designated officer of the Holding Company on behalf of the Administrator.


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                                   Article VI

                            Miscellaneous Provisions

          Section 6.1 Construction and Language.

          Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an Article or Section shall be to an Article or Section of the Plan, unless otherwise indicated.

          Section 6.2 Headings.

          The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

          Section 6.3 Funding

          The Plan shall be an unfunded plan.

          Section 6.4 Non-Alienation of Benefits.

          The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall rights be liable for or subject to debts, contracts, liabilities or torts.

          Section 6.5 Indemnification.

          Each Participating Company shall indemnify, hold harmless and defend its Directors and Participants, and the beneficiaries of each, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce terms of the Plan.

          Section 6.6 Severability.

          A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 6.7 Waiver.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power


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hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 6.8 Governing Law.

          The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. 'SS'1828(k) and any regulations promulgated thereunder.

          Section 6.9 Taxes.

          Each Participating Company shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

          Section 6.10 No Deposit Account.

          Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Association or any other financial institution which is a Participating Company. Participants' rights hereunder shall be equivalent to those of a general unsecured creditor.


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